Exhibit 99.1
FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Preliminary
Fourth Quarter and Fiscal Year 2011 Results

COLUMBUS, Ohio - (February 10, 2012) - Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals” or the “Company”) today announced preliminary results for the fourth quarter and fiscal year ended December 31, 2011.
The Company expects to record sales of approximately $1.2 billion, operating income of $14 million to $24 million and Segment EBITDA of $101 million to $111 million in the fourth quarter of 2011. The Company recorded revenues of $1.2 billion, operating income of $161 million and Segment EBITDA of $143 million in the fourth quarter of 2010. Segment EBITDA is a non-GAAP financial measure and is defined and reconciled to operating income later in this release.
For fiscal year 2011, the Company expects to record sales of approximately $5.2 billion, operating income of $363 million to $373 million and Segment EBITDA of $630 million to $640 million as compared to revenues of $4.6 billion, operating income of $546 million and Segment EBITDA of $607 million in fiscal year 2010.
Momentive Specialty Chemicals estimates that its total non-affiliated debt was approximately $3.5 billion at the end of 2011, down from $3.6 billion at December 31, 2010, and that it had approximately $430 million of cash and cash equivalents at year-end 2011. Momentive Specialty Chemicals also estimates that it had liquidity of approximately $710 million as of December 31, 2011, which is comprised primarily of cash plus available borrowings under its credit facilities. The Company expects to be in compliance with all of the terms of its outstanding indebtedness, including the financial covenants, at the end of fiscal year 2011.
“Global macroeconomic volatility and inventory destocking negatively impacted our fourth quarter 2011 results,” said Craig O. Morrison, Chairman, President and CEO. “While we posted strong results in our phenolic specialty resins, North American forest products, formaldehyde and oilfield proppants businesses, weaker demand in Europe and Asia drove softer results across the balance of our portfolio.”
“Going forward, we continue to focus on the growth of our portfolio while managing costs and cash optimization. Despite a challenging second half 2011, segment EBITDA for the year is expected to be between $630 million and $640 million, exceeding our previous high of $607 million in 2010. We continue to benefit from our long-dated capital structure with no near-term maturities and a strong liquidity position resulting from our focus on cost controls and working capital management. We have experienced sequential sales and volume increases in January 2012 compared to trends in the fourth quarter of 2011, although our visibility is limited regarding our first quarter 2012 results given the continued macro uncertainties. We believe our business is well-positioned over the long-term and will benefit from our leading technologies and innovation capabilities, strong positions in high-growth end markets and regions and partnerships with a growth-oriented, blue-chip customer base.”
Momentive Specialty Chemicals will issue a more detailed press release regarding its fourth quarter and fiscal year 2011 results, and will file its Annual Report on Form 10-K for the period ended December 31, 2011, in early March, with an accompanying investor conference call to follow shortly thereafter.

Financial Measures that Supplement U.S. GAAP
Segment EBITDA (earnings before interest, income taxes, depreciation and amortization) is defined as EBITDA adjusted to exclude certain non-cash, other income and expenses and discontinued operations. Segment EBITDA is the primary performance measure used by the Company's senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA is also the profitability measure used to set management and executive incentive compensation goals. Segment EBITDA is not a measurement of financial performance under U.S. GAAP, and our Segment EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our Segment EBITDA, which is a non-U.S. GAAP financial measure, as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

Reconciliation of Segment EBITDA to Operating Income

	Three months ended December 31, 2011		Three months ended December 31, 2010	Year ended December 31, 2011		Year ended December 31, 2010
	Low	High		Low	High

Segment EBITDA	$101	$111	$143	$630	$640	$607
Reconciliation:
Items not included in Segment EBITDA:
Terminated merger and settlement income, net	—	—	80	—	—	171
Non-cash charges	(18)	(18)	—	(42)	(42)	(5)
Business realignments	(6)	(6)	(6)	(15)	(15)	(20)
Other	(18)	(18)	(12)	(27)	(27)	(35)
Total adjustments	(42)	(42)	62	(84)	(84)	111
Earnings from unconsolidated entities	(5)	(5)	(2)	(16)	(16)	(8)
Depreciation and amortization	(40)	(40)	(42)	(167)	(167)	(164)
Operating income	$14	$24	$161	$363	$373	$546

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC, including our quarterly reports on Form 10-Q. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About the Company
Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC., the owner of its sister company, Momentive Performance Materials Inc., a global leader in silicones and advanced materials. Additional information is available at www.momentive.com.
About Momentive
Momentive Performance Materials Holdings LLC is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (collectively, “Momentive”). Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. The company uses its technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world. Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive and its products is available at www.momentive.com.
Contact
Investors and Media:
John Kompa
614-225-2223
john.kompa@momentive.com